As filed with the Securities and Exchange Commission on August 6, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEKTAR THERAPEUTICS

(Exact name of Registrant as Specified in Its Charter)

Delaware	94-3134940
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Nektar Therapeutics 2012 Performance Incentive Plan

(Full Title of the Plan)

Gil M. Labrucherie

Senior Vice President and General Counsel

Nektar Therapeutics

455 Mission Bay Boulevard South

San Francisco, California 94158

415-482-5300

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.0001 par value	7,000,000 shares	$12.66	$88,620,000	$10,298

(1)	Nektar Therapeutics (the “Company”) is filing this Registration Statement to register the issuance of an additional 7,000,000 shares of Common Stock authorized for issuance under the Nektar Therapeutics 2012 Performance Incentive Plan, as amended (the “2012 Plan”). Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also covers such additional and indeterminate number of shares as may become issuable pursuant to the provisions of the 2012 Plan relating to adjustments for changes resulting from a stock dividend, stock split or similar change.
(2)	Estimated in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price of $12.66 per share represents the average of the high and low sales prices of the Common Stock as quoted on the Nasdaq Global Select Market on August 4, 2015.

EXPLANATORY NOTE

A Registration Statement on Form S-8 (File No. 333-183193) was filed with the Securities and Exchange Commission (the “Commission”) on August 9, 2012 covering the registration of 10,347,140 shares of the Company’s common stock, $0.0001 par value (the “Common Stock”), under the Nektar Therapeutics 2012 Performance Incentive Plan, as amended (the “2012 Plan”). Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 7,000,000 shares of Common Stock under the 2012 Plan and hereby incorporates by reference the contents of the prior Registration Statement except for Items 3 and 8, which are being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Company hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(1) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and the amendment thereto, filed with the Commission on February 26, 2015 and April 30, 2015, respectively;

(2) The Company’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2015, filed with the Commission on May 1, 2015, and June 30, 2015, filed with the Commission on August 6, 2015;

(3) The Company’s Current Report on Form 8-K, filed with the Commission on June 17, 2015; and

(4) The description of the Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on May 2, 1994, including any subsequent amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 5th day of August, 2015.

NEKTAR THERAPEUTICS

By:	/s/ Howard W. Robin
Howard W. Robin
Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Howard W. Robin and John Nicholson, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Howard W. Robin Howard W. Robin	Chief Executive Officer, President and Director (Principal Executive Officer)	August 5, 2015

/s/ John Nicholson John Nicholson	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 5, 2015

/s/ Jillian B. Thomsen Jillian B. Thomsen	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	August 5, 2015

/s/ Robert B. Chess Robert B. Chess	Director, Chairman of the Board of Directors	August 5, 2015

/s/ R. Scott Greer R. Scott Greer	Director	August 5, 2015

/s/ Joseph J. Krivulka Joseph J. Krivulka	Director	August 5, 2015

/s/ Christopher A. Kuebler Christopher A. Kuebler	Director	August 5, 2015

/s/ Lutz Lingnau Lutz Lingnau	Director	August 5, 2015

/s/ Susan Wang Susan Wang	Director	August 5, 2015

/s/ Roy A. Whitfield Roy A. Whitfield	Director	August 5, 2015

/s/ Dennis L. Winger Dennis L. Winger	Director	August 5, 2015

EXHIBIT INDEX

Exhibit No.	Description

4.1*	Nektar Therapeutics 2012 Performance Incentive Plan. (Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 17, 2015 (Commission File No. 000-24006) and incorporated herein by this reference.)

5.1**	Opinion of Sidley Austin LLP

23.1**	Consent of Independent Registered Public Accounting Firm.

23.2**	Consent of Counsel (included in Exhibit 5.1).

24.1**	Power of Attorney (set forth on the signature page of this Registration Statement).

*	Previously filed with the Commission and incorporated herein by reference.
**	Filed herewith.